ITEM 99.1                      PRESS RELEASE DATA April 9, 2014

Lone Star Gold, Inc. acquisition update

Houston, Texas (April 9, 2014) - Lone Star Gold, Inc. (OTCBB: LSTG) announces the termination of the acquisition agreement of Channeland Entertainment Group, Inc. as of April 7, 2014, because of the inability to determine a valuation.  The Board of Directors currently is in negotiations with Mr. Mark G. Townsend over a three (3) employment contract that includes acquisition of one hundred percent (100%) ownership of the Channeland Entertainment Group, Inc. corporate entity by the Company and usage of the twenty (20) year old “Channeland” brand identity as part of the employment contract.

As part of a management turnover review, Mr. Townsend brought in a third party private security force to investigate the assets in Mexico as well as look at how to monetize these assets – monetizing them with a third party international mining organization with operations within one hundred (100) miles of the Company’s assets.  Mr. Townsend and Mr. Scott A. Hepford, the Company’s COO, are awaiting that report by the end of April 2014.

“Even though the board of directors terminated the acquisition of Channeland and all assets listed in the agreement, management still brings operations spanning back to 1994 and its three pronged approach to growth – media production, media delivery technology, and media portfolio ownership,” stated Scott A. Hepford, Chief Operating Officer for Lone Star Gold, Inc.  “We are currently working on our first Channeland and Lone Star Gold, Inc. social media project related to our new business plan.  Funding this new project that builds upon our twenty (20) year media production history is our focus right now.  Shortly, we will share details of our first project” shared Mark G. Townsend, Chief Executive Officer for Lone Star Gold, Inc.

More information about Channeland Entertainment Group, Inc. and Lone Star Gold, Inc. maybe found at http://channeland.com  and http://channeland.wordpress.com.

ABOUT LONE STAR GOLD, INC.

Lone Star Gold, Inc. is a publicly traded (OTCBB: LSTG) company with assets in the mineral exploration arena and a subsidiary providing media production services globally in music, film and television production and technology.

Channeland Entertainment Group, Inc., the Company’s media production subsidiary, has operations providing music, film, television and Internet recording and media production services globally.  Channeland’s clients include artists, film makers, television producers, record labels, and large media groups such as Sony, EMI, and Universal Pictures.  With a successful track record spanning back to 1994, Channeland has current personnel with multiple platinum and gold albums and Grammy award winning projects (Mr. Townsend), and credits such as Shania Twain, DC Talk, Israel Houghton, Third Day, and The Newsboys.

The Company’s gold exploration and development assets are a 70% Working Interest in concessions covering 800 hectares in the La Candelaria project in Chihuahua, Mexico and an undivided 65% interest in the San Antonio del Potrero mine tailings project near the city of Hidalgo Del Parral in the state of Chihuahua, Mexico.

CAUTIONARY NOTE TO U.S. INVESTORS

The United States Securities and Exchange Commission (“SEC”) permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We may use certain terms in this press release, such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC.  U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, our website at http://channeland.com or from the SEC’s website at http://www.sec.gov.

SAFE HARBOR STATEMENT

This press release contains statements that are forward-looking and which involve a number of risks and uncertainties.  Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements in question are based on Lone Star Gold, Inc.'s current expectations and projections about future events, based on information currently available.  The forward-looking statements found in this press release may also include statements relating to Lone Star Gold, Inc.'s anticipated financial performance, business prospects, new developments, strategies, and similar matters.  Lone Star Gold, Inc. provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.  Lone Star Gold, Inc. disclaims any obligation to update any of its forward-looking statements, except as may be required by law.

CONTACT

Lone Star Gold, Inc.
700 Louisiana Street, Suite 3950
Houston, TX 77002

investors@channeland.com

http://channeland.com